Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Veronica Vallejo, VP Finance and Controller of OncoSec Medical Incorporated (the “Company”) hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          the Annual Report on Form 10-K of the Company for the period ended July 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 19, 2011	By:	/s/ VERONICA VALLEJO
Veronica Vallejo
VP Finance and Controller
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to OncoSec Medical Incorporated and will be retained by OncoSec Medical Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.